UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

Commission File Number 1-31300

EXPRESSJET HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

713-324-2639
(Registrant's telephone number, including area code)

Item	5.		Other Events
		1.

On July 30, 2003, ExpressJet Holdings, Inc. (“ExpressJet”) issued a press release announcing the pricing of its private placement of $125 million of convertible notes.  The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In connection with the closing of this private placement, ExpressJet will use the net proceeds, after initial purchasers' discount and commissions, to repurchase shares of its common stock from Continental Airlines, Inc. at a purchase price of $13.60125 per share.  This will result in ExpressJet repurchasing approximately 8,960,573 shares, or 10,304,659 shares if the initial purchasers’ option to purchase additional notes is exercised in full.

		2.

On July 30, 2003, ExpressJet issued a press release announcing the termination of Continental's secondary offering of shares of ExpressJet common stock.  The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item	7.		Financial Statements and Exhibits
			(c) Exhibits
			99.1 Press Release – $125 million convertible notes pricing
			99.2 Press Release - Termination of Secondary Common Stock Offering

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.
(Registrant)
Date: July 30, 2003	/s/ John F. Wombwell
John F. Wombwell Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release - $125 million convertible notes pricing
99.2	Press Release - Termination of Secondary Common Stock Offering